exhibit b



                             CRM MUTUAL FUND TRUST

                           A Delaware Statutory Trust

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                                    By-Laws

                              Dated March 30, 2005

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                                   ARTICLE 1
                                  DEFINITIONS

Section 1.1 Definitions. The terms "Class," "Commission," "Declaration of Trust," "Investment Manager," "Manager," "Portfolios," "Shares," "Shareholder," "Shareholder Servicing Agent," "Shares," "Trust," "Trustees," "Trust Property," and "1940 Act" have the respective meanings given them in the Agreement and Declaration of Trust of CRM Mutual Fund Trust dated as of March 30, 2005, as amended.



                                   ARTICLE 2
                                    OFFICES

Section 2.1 Delaware Office. The registered office of the Trust in Delaware and the name and address of its Resident Agent for service of process shall be set forth in the Certificate of Trust of Trust, as filed with the Secretary of State of Delaware on March 30, 2005, and as may be amended and restated from time to time.

Section 2.2 Other Offices. The Trust shall have the power to open additional offices for the conduct of its business, either within or outside the State of Delaware, at such places as the Trustees may from time to time designate.

                                   ARTICLE 3
                            MEETINGS OF SHAREHOLDERS

Section 3.1 Place of Meeting. Meetings of Shareholders shall be held at any time or place designated by the Trustees. In the absence of any such designation, Shareholders' meetings shall be held at the principal office of the Trust at the time of such meetings. Notwithstanding the foregoing, if either the President or Secretary of the Trust, or in the absence or

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unavailability of the President and the Secretary, any officer of the Trust, determines that the date, time or place designated for a meeting or adjourned meeting of Shareholders is not reasonably practicable or available as a result of (a) fire, flood, elements of nature, or other acts of god, (b) acts of terrorism, (c) outbreak or escalation of hostilities, war, riots or civil disorders or (d) other similar events, such officer may, without further notice to Shareholders, designate such other date, time or place for such meeting or adjourned meeting as such officer shall, in his or her sole discretion, determine.

Section 3.2 Call of Meetings. Meetings of the Shareholders may be called at any time by a majority of the Trustees. The Trustees shall call a meeting of Shareholders for the purpose of voting upon the question of removal of one or more Trustees upon the written request of the holders of not less than ten percent (10%) of the outstanding Shares. Business transacted at any special meeting of Shareholders shall be limited to the purpose stated in the notice.

Section 3.3 Separate Meetings. Whenever a matter is required to be voted by Shareholders of the Trust in the aggregate without differentiation among the separate Portfolios or Classes under Section 3.4.4 and Section 7.1 of the Declaration of Trust, the Trust may either hold a meeting of Shareholders of all Portfolios and Classes to vote on such matter, or hold separate meetings of Shareholders of each of the Portfolios and/or Classes to vote on such matter, provided that (a) such separate meetings shall be held within one year of each other and (b) a quorum of the Portfolios or Classes shall be present at each such separate meeting, and the votes of Shareholders at all such separate meetings shall be aggregated in order to determine if sufficient votes have been cast for such matter to be voted.

Section 3.4 Notice of Meetings. Written notice of any meeting, including any special meeting, stating the purpose, place, date and hour of the meeting shall be given by the Trustees in accordance with Section 3.5 of the Declaration of Trust to each Shareholder entitled to vote at such meeting not less than seven
(7) days before the date of the meeting. Any adjourned meeting may be held as adjourned without further notice. Where separate meetings are held for Shareholders of the Portfolios and/or Classes to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate without differentiation among the separate Portfolios or Classes, notice of each such separate meeting shall be provided in the manner described above. No notice need be given to any Shareholder who shall have failed to inform the Trust of the Shareholder's current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or the Shareholder's attorney thereunto authorized, is filed with the records of meeting.

Section 3.5 Record Date. The Trustees shall determine a record date for each meeting in accordance with Section 7.5 of the Declaration of Trust.

Section 3.6 Voting.

     3.6.1 The holders of each Share of beneficial interest of the Trust then issued and outstanding and entitled to vote, irrespective of the Portfolios, shall be voted in the aggregate and not separately by Portfolio or Class, except: (a) when otherwise expressly provided by Section 3.4.4 or any other Section of the Declaration of Trust; or (b) when otherwise required by the 1940 Act.


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     3.6.2 At all meetings of the Shareholders, every Shareholder of record entitled to vote thereat shall be entitled to vote at such meeting either in person or by written proxy signed by the Shareholder or by his duly authorized attorney in fact. A Shareholder may duly authorize such attorney in fact through written, electronic, telephonic, computerized, facsimile, telecommunication, or oral communication or by any other form of communication. Unless the proxy provides otherwise, such proxy is not valid more than eleven months after its date. Unless otherwise specifically limited by its terms, such proxy shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

     3.6.3 When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share.

     3.6.4 If the holder of any Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the control or management of such Share, such Share may be voted by such guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

     3.6.5 At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

Section 3.7 Quorum. The existence of a quorum shall be determined in accordance with Section 7.3 of the Declaration of Trust.

Section 3.8 Inspectors. At any election of Trustees, the Trustees may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent of the Shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed such inspector. The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the Shares entitled to vote on such election or matter.

Section 3.9 Broker Non-Votes. At any meeting of Shareholders, the Trust will consider broker non-votes as present for purposes of determining whether a quorum is present at the meeting. Broker non-votes will not count as votes cast.

                                   ARTICLE 4
                                   TRUSTEES

Section 4.1 Chairman. The Trustees may elect from their own number a Chairman, to hold office until his or her successor shall have been duly elected and qualified. The Chairman shall preside at all meetings of the Trustees and shall have such other duties as may be assigned to him or her from time to time by the Trustees.

Section 4.2 Counsel and Experts. The Trustees who are not "interested persons" of the Trust pursuant to the 1940 Act may, by vote of a majority of such Trustees, at the Trust's expense, engage such counsel, accountants, appraisers or other experts or consultants whose services such Trustees may, in their discretion, determine to be necessary or desirable from time to time.

Section 4.3 Place of Meeting. Meetings of the Trustees, regular or special, may be held at any place in or out of the State of Delaware as the Trustees may from time to time determine.

Section 4.4 Telephone Meeting. The Trustees or a Committee of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a telephone or video conference meeting shall constitute presence in person at such meeting.

Section 4.5 Quorum. At all meetings of the Trustees a majority of all the Trustees shall constitute a quorum for the transaction of business and the action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Trustees unless the concurrence of a greater or different proportion is required for such action by the 1940 Act. If a quorum shall not be present at any meeting of Trustees, the Trustees present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.6 Regular Meetings. Regular meetings of the Trustees may be held without notice at such time and place as shall from time to time be determined by the Trustees.

Section 4.7 Special Meetings. Special meetings of the Trustees may be called by the President on one day's notice to each Trustee; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Trustees.

Section 4.8 Action by Consent. Any action required or permitted to be taken at any meeting of the Trustees or of any Committee thereof may be taken without a meeting if a written consent to such action is signed in one or more counterparts by a majority of the Trustees or of a Committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Trustees or Committee. Such a consent shall be treated as a vote for all purposes.

Section 4.9 Committees. The Trustees may by resolution passed by a majority of the Trustees appoint from among its members (a) an Executive Committee composed of two (2) or more Trustees and (b) one or more other Committees (which such Committees may include individuals who are not Trustees). Subject to applicable law, the Trustees may delegate to such Committees any or all of the powers of the Trustees in the management of the business and affairs of the Trust. In the absence of any member of a Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a Trustee to act in the place of such absent member. The Trustees may designate a Chairman of any Committee. In the absence of such designation a Committee may elect its own chairman. Each Committee shall have the power to establish rules for conducting business of the Committee, provided that such rules are consistent with these By-Laws and the determinations of the Trustees.

Section 4.10 Meetings and Actions of Committees. A Committee shall report its actions and recommendations to the Trustees at the meeting of the Board of Trustees next succeeding the Committee meeting, and any action by a Committee shall be subject to revision and alteration by the Trustees, provided that no rights, of third persons shall be affected by any such revision or alteration. Each Committee shall keep regular minutes of its meetings and shall keep records of decisions taken without a meeting and cause them to be kept among the books and records of the Trust.

Section 4.11 Compensation. Any Trustee, whether or not he or she is a salaried officer or employee of the Trust, may be compensated for his or her services as Trustee or as a member of a Committee of Trustees, or as Chairman of the Board of Trustees or Chairman of a Committee by fixed periodic payments or by fees for attendance at meetings or by both, and may be reimbursed for transportation and other expenses, all in such manner and amounts as the Trustees may from time to time determine.

                                   ARTICLE 5
                              NOTICES TO TRUSTEES

Section 5.1 Form. Notices shall be oral or by telephone, facsimile or telegram or in writing delivered personally or mailed to the Trustees at their addresses appearing on the books of the Trust. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Trustees need not state the purpose of a regular or special meeting.

Section 5.2 Waiver. Whenever any notice of the time, place or purpose of any meeting of the Trustees or Committee is required to be given under the provisions of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Trustees or Committee in person, shall be deemed equivalent to the giving of such notice to such persons. A waiver of notice need not specify the purpose of any meeting.

                                   ARTICLE 6
                                   OFFICERS

Section 6.1 Number. The officers of the Trust shall be elected by the Trustees and shall include: a President who shall be the Chief Executive Officer; a Secretary; a Treasurer; a Chief Compliance Officer; and an AML Compliance Officer. The Trustees may, from time to time, elect or appoint a Chief Legal Officer, Controller, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Declaration of Trust or these By-Laws to be executed, acknowledged or verified by two or more officers.

Section 6.2 Election. The Trustees shall elect a President, a Secretary, a Treasurer, a Chief Compliance Officer and an AML Compliance Officer who shall each serve until their successors are chosen and shall qualify.

Section 6.3 Other Officers. The Trustees from time to time may appoint such other officers and agents as they shall deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Trustees. The Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe the respective rights, terms of office, authorities and duties.

Section 6.4 Compensation. The salaries or other compensation of all officers and agents of the Trust shall be fixed by the Trustees, except that the Trustees may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 6.3.

Section 6.5 Tenure. The officers of the Trust shall serve until his or her resignation is accepted by the Trustees, and his or her successor is chosen, elected and qualified, or until he or she sooner dies or is removed. Any officer or agent may be removed by the affirmative vote of a majority of the Trustees whenever, in their judgment, the best interests of the Trust will be served thereby. Any vacancy occurring in any office of the Trust by death, resignation, removal or otherwise shall be filled by the Trustees.

Section 6.6 President. The President shall be the chief executive officer of the Trust and, for purposes of the 1933 Act, the principal executive officer of the Trust; he or she shall see that all orders and resolutions of the Trustees are carried into effect. The President shall supervise the other officers of the Trust and may prescribe duties to such officers from time to time, provided that the Trustees, in their sole discretion, may alter any duties prescribed to such officers by the President. The President shall perform such other duties and have such other powers as the Trustees may from time to time prescribe. In the absence or disability of the President, the most senior Vice President shall perform the duties of the President.

Section 6.7 Vice-Presidents. The Vice-Presidents, in the order of their seniority, shall in the absence or disability of the President, perform the

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duties and exercise the powers of the President and shall perform such other duties as the Trustees or the President may from time to time prescribe.

Section 6.8 Secretary. The Secretary and/or an Assistant Secretary shall attend such meetings of the Trustees as the Trustees shall determine and all meetings of the Shareholders and record all the proceedings thereof and shall perform like duties for any Committee when required. The Secretary shall give, or cause to be given, notice of meetings of the Shareholders and of the Trustees, and shall perform such other duties as may be prescribed by the Trustees or President.

Section 6.9 Assistant Secretaries. The Assistant Secretaries, in order of their seniority, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Trustees or the President may from time to time prescribe.

Section 6.10 Treasurer. The Treasurer, unless another officer of the Trust has been so designated, shall be the chief financial officer of the Trust and, for purposes of the 1933 Act, the principal financial officer of the Trust. He or she shall be responsible for the maintenance of its accounting records and shall render to the Trustees, at their regular meetings, or when the Trustees so requires, an account of all the Trust's financial transactions and a report of the financial condition of the Trust, and shall perform such other duties as the Trustees or the President may from time to time prescribe.

Section 6.11 Chief Compliance Officer. The Chief Compliance Officer shall have sufficient seniority and authority to compel others to adhere to the compliance policies and procedures of the Trust. The Chief Compliance Officer shall be responsible for administering the compliance policies and procedures of the Portfolios and for providing reports to the Trustees regarding the operation of the compliance policies and procedures and any material compliance matters, all in accordance with applicable laws and regulations governing the duties of the Chief Compliance Officer. The Chief Compliance Officer shall perform such other duties as from time to time may be assigned to him or her by the Trustees.

Section 6.12 AML Compliance Officer. The AML Compliance Officer shall be responsible for administering the anti-money laundering policies and procedures of the Portfolios and for providing reports to the Trustees regarding the operation of such anti-money laundering policies and procedures and any material violations of such procedures, all in accordance with applicable laws and regulations. The AML Compliance Officer shall perform such other duties as from time to time may be assigned to him or her by the Trustees.

Section 6.13 Chief Legal Officer. The Trustees may designate a Chief Legal Officer who shall be responsible for receiving any report of a material violation pursuant to "up-the-ladder" reporting provisions as required under applicable laws and regulations and, as required under applicable laws and regulations, for inquiring into the evidence of any material violation and taking reasonable steps to adopt an appropriate response pursuant to such laws and regulations. The Chief Legal Officer shall perform such other duties as from time to time may be assigned to him or her by the Trustees.


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Section 6.14 Controller. The Trustees may designate a Controller who shall be under the direct supervision of, or may be the same person as, the Treasurer. He or she shall maintain adequate records of all assets, liabilities and transactions of the Trust, establish and maintain internal accounting control and, in cooperation with the independent registered public accounting firm selected by the Trustees, shall supervise internal auditing. He or she shall have such further powers and duties as may be conferred upon him or her from time to time by the President or the Trustees.

Section 6.15 Assistant Treasurers. The Assistant Treasurers, in the order of their seniority, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Trustees or the President may from time to time prescribe.

                                   ARTICLE 7
                                NET ASSET VALUE

Section 7.1 Net Asset Value. The net asset value per Share of each Portfolio or Class of the Trust shall be determined by dividing the total market value of the investments and other assets belonging to such Portfolio or Class, less any liabilities attributable to such Portfolio or Class, by the total outstanding Shares of such Portfolio or Class. The total market value of the investments and other assets belonging to a Portfolio or Class shall be determined pursuant to such pricing or valuation policies as the Trustees may adopt, in their discretion, from time to time or as described in the registration statement of the Trust filed under the 1940 Act. The net asset value per Share of each Portfolio or Class shall be determined as of the close regular trading of the New York Stock Exchange on each day that the exchange is open for business, except as otherwise described in the registration statement of the Trust filed under the 1940 Act, provided that the Trustees may declare a suspension of the determination of net asset value to the extent permitted by the 1940 Act.

                                   ARTICLE 8
                                    SHARES

Section 8.1 Certificates. Certificates certifying the Portfolio, Class and the number of Shares owned by a Shareholder will not be issued except as the Trustees may otherwise determine from time to time. Any such certificate issued shall be signed by the President or a Vice-President and counter-signed by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

Section 8.2 Signature. Where a certificate of Share ownership is signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the Trust and a registrar, the signature of any President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Trust upon such certificate may be a facsimile. In case any officer who has signed any certificate ceases to be an officer of the Trust before the certificate is issued, the certificate may nevertheless be issued by the Trust with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

Section 8.3 Recording and Transfer without Certificates. The Trust shall have full power to participate in any program approved by the Trustees providing for the recording and transfer of ownership of the Trust's Shares by electronic or other means without the issuance of certificates.

Section 8.4 Lost Certificates. The Trustees may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed, or upon other satisfactory evidence of such loss or destruction. When authorizing such issuance of a new certificate or certificates, the Trustees may, in their discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as they shall require and to give the Trust a bond with sufficient surety, to the Trust to indemnify it against any loss or claim that may be made by reason of the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Trustees, in their absolute discretion, may refuse to issue any such new certificate, except as otherwise required by law.

Section 8.5 Registered Shareholders. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such Share or Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by laws of Delaware.

Section 8.6 Transfer Agents and Registrars. The Trustees may, from time to time, appoint or remove transfer agents and/or registrars of transfers of Shares, and the Trustees may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing Shares thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only countersignature by such person shall be required.

Section 8.7 Share Ledger. The Trust shall maintain an original Share ledger containing the names and addresses of all Shareholders and the Portfolio, Class and number of Shares held by each Shareholder. Such Share ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

                                   ARTICLE 9
                               GENERAL PROVISIONS

Section 9.1 Dividends. The following applies with respect to dividends (including "dividends" designated as "short" or "long" term "capital gains" distributions to satisfy requirements of the 1940 Act or the Internal Revenue Code of 1986, as amended):

     9.1.1 All dividends and distributions on Shares shall be automatically reinvested solely in additional Shares (or fractions thereof) of the Portfolio

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and Class in respect of which such dividends were declared at the net asset value on the reinvestment date; provided however, a Shareholder may elect to receive dividends and distributions in cash to the extent provided in the Trust's registration statement filed under the 1940 Act.

     9.1.2 Dividends or distributions on Shares, whether payable in Shares or cash, shall be paid out of earnings, surplus or other lawfully available assets; provided that each dividend or distribution may be made wholly or partly from any source, accompanied by a written statement clearly indicating what portion of such payment per Share is made from the following sources:

          (a) accumulated or undistributed net income, not including profits or losses from the sale of securities or other properties;

          (b) accumulated or undistributed net profits from the sale of securities or other properties;

          (c) net profits from the sale of securities or other properties during the then current fiscal year; and

          (d) paid-in surplus or other capital source.

     9.1.3 In declaring dividends and in recognition that one goal of the Trust is to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, the Trustees shall be entitled to rely upon estimates made in the last two months of the fiscal year (with the advice of the Trust's auditors) as to the amounts of distribution necessary for this purpose; and the Trustees, acting consistently with good accounting practice and with the express provisions of these By-Laws, may credit receipts and charge payments to income or otherwise, as they may deem proper.

     9.1.4 Anything in these By-Laws to the contrary notwithstanding, the Trustees may at any time declare and distribute pro rata among the Shareholders of a record date fixed as above provided, a "Share dividend" out of either authorized but unissued or treasury Shares of a Portfolio or both.

Section 9.2 Rights in Securities. The Trustees, on behalf of the Trust, shall have the authority to exercise all of the rights of the Trust as owner of any securities which might be exercised by any individual owning such securities in his or her own right; including but not limited to, the rights to vote by proxy for any and all purposes (including the right to authorize any officer or the investment manager to execute proxies), to consent to the reorganization, merger or consolidation of any company or to consent to the sale, lease or mortgage of all or substantially all of the property and assets of any company; and to exchange any of the shares of stock of any company for the shares of stock issued therefor upon any such reorganization, merger, consolidation, sale lease or mortgage.

Section 9.3 Claims Against Portfolio Assets. Each Portfolio of the Trust shall provide in any loan agreement and any other agreement to pledge, mortgage or hypothecate any of its assets that such loan shall be repaid solely by the Portfolio which borrowed funds, or that to the extent such loan may be secured only by the assets of the Portfolio which obtained the loan, no creditor of such Portfolio shall have any rights to any assets of the Trust other than the specific assets which secure such loan.

Section 9.4 Reports. The Trust shall furnish Shareholders with reports as required by Section 30 of 1940 Act and the rules thereunder.

Section 9.5 Bonding of Officers and Employees. All officers and employees of the Trust shall be bonded to such extent, and in such manner, as may be required by law.

Section 9.6 Fiscal Year. Unless otherwise provided by resolution of the Trustees the fiscal year of the Trust shall begin July 1 and end on the last day of June.

                                   ARTICLE 10
                                   AMENDMENTS

Section 10.1 Amendments. These By-Laws, or any of them, may be altered, amended, repealed, or restated, or new By-Laws may be adopted at any time by the Trustees.